UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 27, 2004

Bone Care International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	0-27854	39-1527471
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1600 Aspen Commons, Suite 300
Middleton, Wisconsin		53719
(Address of Principal Executive Offices)		(Zip Code)

(608) 662-7800
(Registrant’s Telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
PRESS RELEASE OF BONE CARE INTERNATIONAL, INC.

Item 8.01. Other Events.

INSTITUTIONAL SHAREHOLDER SERVICES REQUEST

Institutional Shareholder Services (“ISS”) requested that Bone Care International, Inc. (“Bone Care”) provide ISS with additional information about fees that Bone Care paid to its independent auditors, Deloitte & Touche LLP (“Deloitte”), in its proxy statement for its 2004 Annual Meeting of Shareholders. ISS further requested that Bone Care publish this information either in a Form 8-K filing or in a press release. The following is the information Bone Care provided to ISS:

Fees Paid To Independent Auditors

The following table sets forth supplemental information concerning fees billed by Deloitte for services rendered to Bone Care for the fiscal year ended June 30, 2004:

Audit Fees	$61,828
Audit-Related Fees	1,766
Tax Fees – Preparation and Compliance	35,576

Total Audit, Audit-Related, and Tax Preparation and
Compliance fees	99,170
Other Non-Audit Fees:
Tax Fees – Other (1)	14,807
All Other Fees (2)	43,745

Total Other Fees	58,552

Total Fees	$157,722

(1)	Tax Fees – Other includes Section 382 research regarding new issuance of shares of $10,868, tax consulting regarding executive compensation agreements of $1,800, and other multi-state tax assistance of $2,139.

(2)	All Other Fees are for audit due diligence regarding our secondary offering in our 4th quarter of fiscal 2004.

U.S. DEPARTMENT OF JUSTICE SUBPOENA

     Attached hereto as Exhibit 99.1 is a press release issued on October 27, 2004 announcing the receipt by Bone Care International, Inc. of a subpoena from the U.S. Department of Justice, Eastern District of New York.

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Item 9.01. Financial Statements and Exhibits.

(c ) Exhibits.

Exhibit
Number
99.1	Press Release of Bone Care International, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully cased this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BONE CARE INTERNATIONAL, INC.
Date: October 28, 2004	By:	/s/ Brian J. Hayden
Brian J. Hayden
VP Finance

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